UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 6, 2011

VSE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-3676 (Commission File Number)	54-0649263 (IRS Employer Identification Number)

2550 Huntington Avenue
Alexandria, VA	22303-1499
(Address of Principal Executive Offices)	(Zip Code)

(703) 960-4600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On June 9, 2011, VSE Corporation ("VSE” or the “Company”) filed with the Securities and Exchange Commission a Current Report on Form 8-K (the "Original Form 8-K") in connection with the completion on June 6, 2011 of VSE’s acquisition of Wheelers Bros., Inc. (“WBI”).

This Current Report on Form 8-K/A amends Item 9.01 of the Original Form 8-K in order to provide the financial information required by Item 9.01(a) and 9.01(b) of Form 8-K, which VSE indicated in the Original Form 8-K would be filed no later than 71 calendar days after the filing date of the Original Form 8-K.

Item 9.01                      Financial Statements and Exhibits

(a)           Financial Statements of Business Acquired

The (i) audited balance sheets of WBI as of September 30, 2010 and 2009, the statements of earnings and retained earnings, statements of comprehensive income and statements of cash flows for the each of the three years ended September 30, 2010, 2009 and 2008 and (ii) unaudited balance sheet of WBI as of March 31, 2011, the statements of earnings and retained earnings, comprehensive income,  and cash flows and the related notes to those financial statements for the six months ended March 31, 2011 and March 31, 2010 are being filed as Exhibit 99.1 to this Form 8-K/A.

(b)           Pro Forma Financial Information

The unaudited pro forma combined balance sheet of VSE at March 31, 2011 and statements of income for the year ended December 31, 2010 and for the three months ended March 31, 2011 are being filed as Exhibit 99.2 to this Form 8-K/A.

(c)           Not applicable

(d)           Exhibits

Exhibit Number	Description

23.1	Consent of Independent Certified Public Accountants of WBI.

99.1
The (i) audited balance sheets of WBI as of September 30, 2010 and 2009, the statements of earnings and retained earnings, statements of comprehensive income and statements of cash flows for the each of the three years ended September 30, 2010, 2009 and 2008 and (ii) unaudited balance sheet of WBI as of March 31, 2011, the statements of earnings and retained earnings, comprehensive income and cash flows and the related notes to those financial statements for the six months ended March 31, 2011 and March 31, 2010.

99.2	The unaudited pro forma combined balance sheet of VSE as of March 31, 2011 and statements of income for the year ended December 31, 2010 and for the three months ended March 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VSE CORPORATION
(Registrant)

Date: August 12, 2011	/s/ T. R. Loftus
T. R. Loftus
Executive Vice President and Chief Financial Officer